UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/18/2008

QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13449

Delaware	94-2665054
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1650 Technology Drive
Suite 800
San Jose, CA 95110
(Address of principal executive offices, including zip code)

408-944-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 18, 2008, the board of directors of Quantum Corporation (the "Company") approved a proposal to amend and restate in their entirety the bylaws of the Company. Among the changes to the amended and restated bylaws are the following: (1) changes to make the bylaws consistent with the Company's currently effective Amended and Restated Certificate of Incorporation, (2) changes to the advance notice provisions relating to stockholder proposals at annual meetings on any matters other than nominees to the board of directors (advance notice of any such stockholder proposal is now required at least 45 but no more 75 days prior to the one-year anniversary of the immediately preceding year's annual meeting, rather than between 60 and 90 days prior to the applicable meeting date), (3) changes to the advance notice provisions relating to stockholder proposals at annual meetings regarding nominees to the board of directors (advance notice of any such stockholder proposal is now required at least 45 but no more 75 days prior to the one-year anniversary of the immediately preceding year's annual meeting, rather than between 20 and 60 days prior to the applicable meeting date), (4) additional disclosure requirements with respect to stockholder proposals and (5) changes to allow the Company to use electronic communications for notice and other communications with respect to the board of directors and stockholders, consistent with the provisions of the Delaware General Corporation Law (subject to applicable federal and applicable state requirements with respect to any such electronic notices). The amended and restated bylaws became effective on the board approval date.

This description is only a summary of some of the more material changes made to the Company's bylaws and is qualified in its entirety by reference to the amended and restated bylaws themselves, a copy of which is attached as Exhibit 3.1 and incorporated into this Form 8-K by reference.

Item 8.01.    Other Events

On Dec. 2, 2008, Quantum Corporation (the "Company") was notified by the New York Stock Exchange (the "NYSE") that it was not in compliance with the NYSE's continued listing standard requiring that companies maintain an average market capitalization of at least $75 million over a trailing 30-day trading period. Under NYSE rules, Quantum has 18 months from receipt of the NYSE notification to achieve compliance with this listing standard and must submit a business plan for doing so within 45 days. If the NYSE accepts the plan, the company will be subject to quarterly monitoring for compliance with the plan, during which Quantum's stock will continue to be listed on the NYSE. If the plan is not accepted, Quantum's stock will be subject to suspension by the NYSE and delisting by the U.S. Securities and Exchange Commission.   A copy of Quantum's press release is attached as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Number      Description

3.1            Amended and Restated Bylaws of Quantum Corporation, as adopted on November 18, 2008

99.1          Press Release dated December 5, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

Date: December 05, 2008	By:	/s/ Shawn D. Hall
Shawn D. Hall
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Bylaws of Quantum Corporation, as adopted on November 18, 2008
EX-99.1	Press Release dated December 5, 2008